Exhibit 99(a)

              Culp Announces First Quarter Results for Fiscal 2006


    HIGH POINT, N.C.--(BUSINESS WIRE)--Aug. 31, 2005--Culp, Inc.
(NYSE: CFI) today reported financial and operating results for the first quarter ended July 31, 2005.

    Overview

    For the three months ended July 31, 2005, net sales were $62.3 million, compared with net sales of $67.8 million a year ago. The company reported a net loss of $3.9 million, or $0.34 per diluted share, for the first quarter of fiscal 2006, compared with a net loss of $1.1 million, or $0.09 per diluted share, for the first quarter of fiscal 2005. The financial results for the first quarter of fiscal 2006 include after-tax restructuring and related charges of $3.3 million, or $0.29 per diluted share. Excluding these charges, the net loss for the first fiscal quarter was $628,000, or $0.05 per diluted share. Excluding after-tax restructuring and related charges and credits of approximately $42,000, the net loss for the first quarter of fiscal 2005 was unchanged at $1.1 million, or $0.09 per diluted share. (A reconciliation of the net loss and net loss per share calculations has been set forth on Page 5.)
    Commenting on the company's results for the first quarter of fiscal 2006, Robert G. Culp, III, chief executive officer of Culp, Inc., said, "At the beginning of the quarter, we had ambitious strategic plans in place, as previously announced, for our operating segments - mattress ticking and upholstery fabrics, which includes both U.S. and offshore operations. We are pleased with how much we accomplished during the quarter with respect to these operational initiatives as we continue to adapt to the rapidly changing furniture and bedding markets. While we are not yet profitable in the upholstery fabrics segment, it is gratifying to see the improvement in operating results for the first quarter on a year-over-year basis. Although the transition to a leaner and more agile business model is affecting our financial performance, we believe we are taking the right steps to be competitive and position the company for growth over the long term in today's global marketplace."

    Mattress Fabrics Segment

    Mattress fabric (known as mattress ticking) sales were $22.9 million in the first quarter of fiscal 2006, an 11.7 percent decline compared with $26.0 million for the first quarter of fiscal 2005, reflecting soft demand industry-wide. Operating income for this segment was $1.4 million, or 5.9 percent of sales, compared with $2.9 million, or 11.2 percent of sales, in the first quarter of fiscal 2005. Operating margins in this segment were affected by lower unit sales, costs related to the start-up of the company's capital project announced last October, and lower average selling prices principally related to the damask product line. This pricing trend reflects the ongoing shift mattress manufacturers are making to less expensive common border ticking, which is the fabric that goes on the side of mattresses and box springs. The average selling price for mattress ticking declined by 4.2 percent for the first quarter of fiscal 2006 compared with the prior year's quarter. On a unit volume basis, total yards sold declined by 7.5 percent over the same time. However, excluding the less popular printed ticking category, total yards sold were only down about one percent compared with the prior year's quarter.
    "Mattress ticking continues to be a very solid part of Culp's business and we are taking aggressive steps to improve our competitive position," added Culp. "We are in the final stages of our $7.0 million capital project for this segment designed to improve our globally competitive cost structure. During the first quarter, we completed the building expansion and weaving machine installation at our Stokesdale, North Carolina, plant as well as the installation and full operation of the new weaving machines at our Quebec, Canada, facility. We are ramping up production at the Stokesdale plant during the second quarter. By the end of October 2005, we expect to have completed the transition of a significant portion of our production from a higher cost upholstery fabric weaving plant to our two mattress ticking facilities. While these changes have affected our results during the last three quarters, we believe that once this project is fully implemented, Culp will be well positioned to substantially improve operating margins in our mattress ticking business."

    Upholstery Fabrics Segment

    Sales for this segment were $39.4 million in the first quarter of fiscal 2006, a 5.9 percent decline compared with $41.9 million in the first quarter of fiscal 2005. Total yards sold were down 7.0 percent, while average selling prices were about 1.0 percent higher than the same period a year ago. Sales for the quarter continued to reflect significantly lower demand industry-wide for U.S. produced upholstery fabrics. The current consumer preference for leather and suede furniture and customer selection of other imported fabrics, including cut and sewn kits, are driving this trend. The lower sales of U.S. produced fabrics were offset to a large degree by higher sales of offshore produced fabrics. Operating loss for this segment was $380,000, compared with an operating loss of $2.6 million for the same period a year ago, reflecting higher gross profit in the offshore produced business and substantially lower selling, general and administrative expenses.
    "With respect to our U.S. operations, we continued to take very aggressive actions to bring our U.S. manufacturing costs and capacity in line with current demand trends," Culp noted. "During the first quarter we initiated and completed the consolidation of our two velvet production facilities into our Anderson, South Carolina, plant. Additionally, we consolidated a finished goods distribution center and our design center into other Culp facilities, resulting in lower operating costs and the sale of these two buildings for approximately $3.0 million. Further, we combined our sales, design and customer service activities for Culp Decorative Fabrics and Culp Velvets/Prints, the two divisions within the upholstery fabrics segment, resulting in a more unified approach for our customers. With these actions and others, we reduced our selling, general and administrative expenses in this segment by 34.1 percent when compared with the first quarter last year.
    "Earlier this month, we announced a plan to reduce the company's U.S. yarn manufacturing operations in order to lower costs and facilitate more yarn innovation by strategically aligning with key suppliers. As a result of these consolidations and earlier restructuring actions, the book value of our U.S. based upholstery fabric fixed assets is projected to be $17 million by the end of the second quarter of fiscal 2006, compared with approximately $52 million at the end of fiscal 2004, just 18 months ago. While we believe it is important to produce some level of upholstery fabrics in the U.S. to support our customers' domestic fabric requirements, we remain committed to taking whatever additional steps are necessary to achieve profitable U.S. upholstery fabric operations.
    "With respect to our non-U.S. operations in this segment, we are pleased with the positive trends during the quarter," added Culp. "Sales of upholstery fabrics produced outside of our U.S. manufacturing plants, which include the popular micro-denier suedes as well as fabrics produced at our China facility, were more than twice the amount for the same quarter last year. These fabrics accounted for 30 percent of Culp's overall upholstery fabric sales during the first quarter of fiscal 2006, up from five percent two years ago during the first quarter of fiscal 2004. Customer response has been favorable and we are excited about the innovative products at excellent values that we are now able to offer. Our introduction of new offshore-produced fabrics at the Showtime fabric market in July was well received, and we anticipate strong placements with manufacturers at the fall furniture market. Overall, our offshore-produced business is profitable and represents a significant growth opportunity for Culp."

    New Financing

    The company also announced changes to its current bank financing agreement due to expire on August 31, 2005. Under the agreement, the term of the company's credit facility has been extended by one year. This amended credit facility in the amount of $8.0 million remains unsecured. The company has also received a commitment to provide a long term mortgage on its corporate headquarters for approximately $4.0 million with an expected closing by the end of October 2005.

    Outlook

    Commenting on the outlook for the second quarter of fiscal 2006, Culp continued, "We are pleased with our progress to date in executing the strategic changes underway in our operations. However, we do anticipate a continued decline in our overall sales. While mattress ticking sales have picked up somewhat in the early part of the second quarter, we expect this segment will show lower sales than a year ago. Operating income margin in this segment is expected to improve from the first quarter of fiscal 2006 due to a higher absolute sales level and the benefits from our capital project. In the upholstery fabrics segment, we expect continued significant growth in sales of fabrics produced outside the U.S. However, we believe demand for domestically produced upholstery fabrics will show a sharp decline, resulting in a year-over-year decline in overall upholstery fabrics segment sales as the industry faces weak consumer demand. Even with lower sales, we believe this segment's operating results will approximate breakeven for the second quarter due to the profitability in our offshore produced business and the substantial cost reductions in our U.S. operations.
    "Considering these factors, we expect the company to report earnings in the range of a net loss of $0.03 to net income of $0.03 per diluted share in the second fiscal quarter, excluding previously announced restructuring and related charges. This is management's best estimate at present, recognizing that future financial results are difficult to predict because the upholstery fabrics industry is undergoing a dramatic transition and many internal changes are underway within the company. The actual results will depend primarily upon the level of demand throughout the quarter, the company's progress with respect to restructuring activities for our domestic upholstery fabrics operations, and the continuing implementation of our capital project in mattress ticking."
    The company estimates pre-tax restructuring and related charges of approximately $6.6 million will be incurred during the second fiscal quarter. These charges are primarily related to the company's previously announced plan for the reduction of its yarn manufacturing operations. Including these charges, the company expects to report a net loss for the first fiscal quarter of $0.38 to $0.32 per diluted share. (A reconciliation of the projected net loss per share calculation has been set forth on Page 5.)
    In closing, Culp remarked, "Our primary focus for fiscal 2006 is to restore Culp to profitability. While we are still in a period of transition, the strategic moves we have made in our U.S. upholstery fabric operations are already making a positive difference. Our offshore produced upholstery fabric business, including our China platform, is showing strong and profitable growth trends and we are excited about the opportunities for extending our market reach and capabilities. We have strengthened our competitive position in mattress ticking and look forward to realizing the benefits of the capital project in this segment. We believe we have the right strategy in place that is being implemented aggressively."

    About the Company

    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced by the company could erode demand for the company's products. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


                              CULP, INC.
                    Condensed Financial Highlights
                              (Unaudited)

                                               Three Months Ended
                                           --------------------------
                                             July 31,       August 1,
                                               2005           2004
                                           -----------    -----------
Net sales                                  $62,340,000    $67,849,000

Net loss                                   $(3,941,000)   $(1,052,000)
Net loss per share:
  Basic                                    $     (0.34)   $     (0.09)
  Diluted                                  $     (0.34)   $     (0.09)
Net loss per share, diluted, excluding
  restructuring and related charges
  (credits)(a)                             $     (0.05)   $     (0.09)
Average shares outstanding:
    Basic                                   11,551,000     11,547,000
    Diluted                                 11,551,000     11,547,000

(a) Excludes restructuring and related charges of $5.3 million ($3.3 million or $0.29 per diluted share, after taxes) for the first quarter of fiscal 2006. Excludes restructuring credit of $63,000 ($42,000 or $0.00 per diluted share, after taxes) for the first quarter of fiscal 2005.

                              CULP, INC.
     Reconciliation of Net Loss as Reported to Pro Forma Net Loss
                              (Unaudited)

                                               Three Months Ended
                                           --------------------------
                                             July 31,       August 1,
                                               2005           2004
                                           -----------    -----------
Net loss, as reported                      $(3,941,000)   $(1,052,000)
Restructuring and related charges
  (credits), net of income taxes             3,313,000        (42,000)
                                           -----------    -----------
Pro forma net loss                         $  (628,000)   $(1,094,000)
                                           ===========    ===========

           Reconciliation of Net Loss Per Share as Reported
                    to Pro Forma Net Loss Per Share
                              (Unaudited)

                                               Three Months Ended
                                           --------------------------
                                             July 31,       August 1,
                                               2005           2004
                                           -----------    -----------
Diluted net loss per share                 $     (0.34)   $     (0.09)
Restructuring and related charges
  (credits), net of income taxes                  0.29            --
                                           -----------    -----------
Diluted net loss per share, adjusted       $     (0.05)   $     (0.09)
                                           ===========    ===========

      Reconciliation of Projected Range of Net Loss Per Share to
            Projected Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                        Three Months
                                                           Ending
                                                         October 30,
                                                            2005
                                                        -------------
Projected range of net loss per diluted share           $(0.38)-(0.32)
Projected restructuring and related charges,
  net of income taxes                                            0.35
                                                        -------------
Projected range of pro forma net loss per diluted
  share                                                 $(0.03)- 0.03
                                                        =============



    CONTACT: Culp Inc., High Point
             Investor:
             Kathy J. Hardy, 336-888-6209
             or
             Media:
             Kenneth M. Ludwig, 336-889-5161